
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is quallified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       9,586,741
<SECURITIES>                                         0
<RECEIVABLES>                                   36,741
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,867,019<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,867,019<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             8,707,092<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,235,665
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              6,369,901
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          6,369,901
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 6,369,901
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $890,649, Investment in U.S. Treasury Bills of $45,076,888 and net option premiums ($724,000).
<F2>Liabilities include redemptions payable of $1,546,448, accrued brokerage fee of $185,724, accrued administrative fees of $210,067, accrued management fee of $46,431, and accrued transaction fees and costs of $3,028.
<F3>Total revenue includes realized trading revenue of $4,684,151, net change in unrealized of $693,265, interest income of $2,250,466 and change in valuation of Yield Pool of $1,079,210.

